Exhibit 5.7

First Majestic Silver Corp.

925 West Georgia Street, Suite 1800

Vancouver, B.C. V6C 3L2

CONSENT OF CONSULTANT

We hereby consent to the inclusion in, and incorporation by reference into, First Majestic Silver Corp.’s Registration Statement on Form F-10 (File No. 333-227855), of our name, references to, and information derived from, our technical report entitled “San Dimas Property, San Dimas District, Durango and Sinaloa State, Mexico, Technical Report for Primero Mining Corp.”, dated April 18, 2014.

Sincerely,

AMC MINING CONSULTANTS (CANADA) LTD.

By:	/s/ John Morton Shannon
Name: John Morton Shannon, P.Geo
Title: General Manager, Vancouver / Principal Geologist

City of	Vancouver
Dated the 30th day of October, 2018